Exhibit 24

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that the undersigned, a trustee of StepStone Private Markets, StepStone Private Venture and Growth Fund, StepStone Private Infrastructure Fund, StepStone Private Credit Income Fund, and StepStone Private Equity Strategies Fund, hereby makes, constitutes and appoints each of Robert W. Long, Kimberly Zeitvogel, Dean Caruvana, Tim Smith and Kitan Ajanaku with full power to act without the other, as his agent and attorney-in-fact for the purpose of executing in his name, in his capacity as a trustee of StepStone Private Markets, StepStone Private Venture and Growth Fund, StepStone Private Infrastructure Fund, StepStone Private Credit Income Fund, and StepStone Private Equity Strategies Fund, any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the United States Securities and Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 26th day of February 2026.

/s/ Thomas K. Sittema Trustee

Thomas K. Sittema